EXHIBIT 99.10

CONSENT OF CHANDRASHEKAR M. REDDY

          The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Genesis Microchip Inc. upon the consummation of the merger of Genesis Microchip Incorporated and Sage, Inc.

/s/ CHANDRASHEKAR M. REDDY

Chandrashekar M. Reddy

Da	te: October 22, 2001